Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2005 on the consolidated statements of operations, changes in stockholders’ equity, and cashflows of WidePoint Corporation for the year ended December 31, 2004, included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of our report in Form S-8 in the company’s previously filed Registration Statement Nos. 333-55993 and 333-124867.

/s/ Grant Thornton LLP

Chicago, Illinois
March 14, 2007